MANAGEMENT AGREEMENT

THIS MANAGEMENT AGREEMENT (“Agreement”) is made as of January __, 2010, among WFM FUND LTD., a company organized under the laws of the Cayman Islands (the “Company”), and WESTON CAPITAL ASSET MANAGEMENT LLC, a limited liability company organized under the laws of Delaware, U.S.A. (the “Portfolio Manager”).  The Company and the Portfolio Manager are collectively referred to as the “Parties”)

WITNESSETH:

WHEREAS, the Company wishes to retain the Portfolio Manager to provide investment advice and services upon the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto do hereby agree as follows:

1.           Duties of the Portfolio Manager.  The Portfolio Manager is hereby appointed as the Company’s limited attorney-in-fact to manage the portfolio of investments and other assets of the Company, including without limitation, its interests in, or shares of, various investment pools, in each case acquired by the Company from Wimbledon Financing Master Fund Ltd., a Cayman Islands exempted company (collectively with the proceeds thereof and all income, dividends and other distributions thereon, as well as any other assets agreed to from time to time by the Company and the Portfolio Manager, the “Assets”) in accordance with the Portfolio Manager’s best judgment (the “Investment Strategy”).  This limited power-of-attorney is a continuing power and shall continue in effect with respect to the Portfolio Manager until terminated pursuant to the terms of this Agreement.  The Portfolio Manager shall act as the sole portfolio manager retained by the Company with respect to the Assets and, specifically, shall exercise its discretion with respect to the Assets upon the terms and conditions set forth in this Agreement, and shall have sole authority and responsibility for making all decisions regarding the maintenance and disposition of the Assets, including without limitation, directing the investment and reinvestment of the Assets at such times, in such amounts and at such prices as the Portfolio Manager shall determine for the term of this Agreement pursuant to and in accordance with this Agreement.  The Company shall have no authority to retain any additional portfolio managers or investment managers with respect to the Assets or to substitute the Portfolio Manager without the prior written consent of the Portfolio Manager.

2.           Authority of the Portfolio Manager.  The Portfolio Manager is authorized, on behalf of the Company, to:

(a)           manage the maintenance and disposition of the Assets and the proceeds thereof directly and indirectly, in accordance with the Investment Strategy, and to enter into any agreement and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of the Assets and the proceeds thereof in accordance with the Investment Strategy;

(b)           possess, purchase, sell, transfer, mortgage, pledge or otherwise deal in, and to exercise all rights, powers, privileges and other incidents of ownership or possession (including, but not limited to, voting power to vote all proxies with respect to investments held by the Company at the direction of the Portfolio Manager) with respect to the Assets;

(c)           lend any of the Assets, as appropriate, provided, that if appropriate, collateral at least equal in value to the market value of such Assets is deposited by the borrower thereof with the Company;

(d)           trade on margin, borrow from banks, brokers or other institutions and pledge the Assets in connection therewith;

(e)           engage professionals, including affiliates of the Portfolio Manager, whether part-time or full-time, and attorneys, independent accountants or such other persons as the Portfolio Manager may deem necessary or advisable subject to the approval of the Board of Directors of the Company (the “Directors”); provided, however, that the Portfolio Manager may, in its reasonable discretion and without the approval of the Directors, engage professionals in connection with the implementation of the Investment Strategy;

(f)           make all decisions relating to the manner, method and timing of sale and investment transactions relating to the Assets and the proceeds therefrom;

(g)           combine purchase or sale orders with respect to the Assets on behalf of the Company together with other accounts to whom or to which the Portfolio Manager provides investment services or accounts of affiliates of the Portfolio Manager (“Other Accounts”) and allocate equitably the assets so purchased or sold, among such accounts;

(h)           issue orders and directions to any bank at which the Company maintains a general account with respect to the disposition and application of monies or investments of the Company from time to time held by such bank;

(i)           open, maintain, conduct and close accounts, including, without limitation, custodial accounts and brokerage and margin accounts, with any broker, dealer or investment concern, to issue orders and directions to any broker, dealer or investment concern at which the Company maintains an account with respect to the disposition and application of monies or investments of the Company constituting Assets from time to time held by such broker, dealer or investment concern; and

(j)           facilitate and assist the Company with any necessary regulatory filings and audits with respect to the Assets.

All transactions relating to the Assets for the benefit of the Company shall be effected by the Portfolio Manager through such entities or persons as the Portfolio Manager may direct from time to time.

3.           Policies of the Company.  The activities engaged in by the Portfolio Manager on behalf of the Company shall be subject to:

(a)           the Company’s organizational documents as may from time to time be amended, supplemented, revised or restated;

(b)           such policies as may be adopted from time to time by the Directors in consultation with the Portfolio Manager; and

(c)           all provisions of applicable law.

Notwithstanding the foregoing, the Portfolio Manager shall not be bound by any amendment, supplement or revision to any of the documents and policies referenced in this Section 3 unless and until it has been given prior written notice thereof in accordance with Section 12(f) hereof.  The Portfolio Manager will submit such periodic reports to the Directors regarding the Portfolio Manager’s activities hereunder as the Directors reasonably may request.

4.           Access to Information.  At the request of the Company, the Portfolio Manager shall give to the Company’s auditors or other designees reasonable access to documents pertaining to the Company’s activities during customary business hours and shall permit such auditors to make copies thereof or extracts therefrom at the expense of the requesting party.

5.           Confirmations and Reports.  The Company shall make available to the Portfolio Manager copies of all transaction confirmations and investment statements relating to the Assets, as well as any other reports relating to the Assets which the Portfolio Manager may request.  Upon request, the Company shall provide the Portfolio Manager with accurate information with respect to the then-current Net Asset Value (as defined below in Section 7(b)) of the Assets, as well as such other information as the Portfolio Manager reasonably may request including, but not limited to, access to the books and records of the Company.  Such information provided to the Portfolio Manager may be disclosed by the Portfolio Manager to such persons and authorities, for the purpose of satisfying its business obligations hereunder, fiduciary, reporting, filing or other obligations hereunder, or if the Company is requested to disclose such information by regulatory officials, or required by judicial process or regulatory action.

6.           Other Account Management.  The Portfolio Manager, as well as its affiliates and any of its or their partners, managers, members, principals, officers, directors, employees, shareholders and other applicable representative shall be free to manage and trade accounts for other investors, as well as itself and themselves, during the term of this Agreement and to use the same information and Investment Strategy used in the performance of services for the Company for such other accounts and shall not by reason of such engagement of other businesses or rendering of services for others be deemed to be acting in conflict with the interests of the Company.

7.           Class F Shares; Fees and Expenses.

(a)           Class F Shares.  The Company shall ensure that the Assets and their related liabilities are held in one or more segregated accounts that are legally separate from any other assets and liabilities of the Company and that the Assets and their related liabilities are all allocable to a newly issued share class of the Company denominated as Class F (the shares of such class, the “Class F Shares”).

(b)           Net Asset Value. As used in this Agreement, “Net Asset Value” means at any date the total assets of the Company attributable to Class F Shares, which includes all cash and cash equivalents constituting Assets and accrued interest thereon, and the market value of the Company’s investments constituting Assets, less all liabilities of the Company related solely to the maintenance and disposition of the Assets, based upon the accrual basis of accounting in accordance with generally accepted accounting procedures in the United States under the accrual method of accounting (“GAAP”).  For the avoidance of doubt, in no event shall any liabilities other than those attributable to the maintenance and disposition of Assets be allocable to the Class F Shares or included within the term “Net Asset Value”.

(c)           Management Fee.  The Company shall pay to the Portfolio Manager throughout the term of this Agreement a quarterly management fee (the “Management Fee”) in an amount equal to 0.3125 (equivalent to 1.25% per annum) of the Net Asset Value at the end of each calendar quarter before reduction for liabilities attributable to (i) the Management Fee and (ii) any Performance Fee which may be due and owing under paragraph (d) below.  The Management Fee shall be paid promptly following the end of each calendar quarter and shall be pro-rated to take into account any intra-quarter additions, redemptions and distributions.

(d)           Performance Fee.

(1)           The Company shall pay to the Portfolio Manager a performance-based fee (the “Performance Fee”) in an amount equal to 10% of any Investment Profits (both realized and unrealized) attributable to the Class F Shares as of the end of each fiscal quarter.  The Performance Fee shall be paid promptly following the end of each calendar quarter of the Company commencing with the quarter ended March 31, 2010 and on each quarter-end thereafter during the term of this Agreement.

(2)           “Investment Profits” for each calendar quarter shall mean the excess (if any) of (A) the Net Asset Value as of the last day of any quarter or such other date as specified in sub-Section (d)(6) and (e) below of this Section 7 (which amount includes deductions of all fees and expenses attributable to the Class F Shares paid or payable as of the last day of such calendar quarter, but before the deduction of the Performance Fee for such quarter), minus (B) the Net Asset Value as of the last day of the most recent preceding quarter for which a Performance Fee was earned (or with respect to the first Performance Fee under this Agreement, the date of this Agreement), after deduction of all fees and expenses attributable to the Class F Shares paid or payable for such prior quarter.  In computing Investment Profits, the difference between (A) and (B) in the preceding sentence shall be (i) decreased by the sum of (x) all capital contributions to Class F of the Company between the dates referred to in (A) and (B); and (y) the Makeup Amount (if any) as of the immediately preceding Measurement Period (each as defined below) and (ii) increased by (1) any distributions, dividend or redemption amounts paid or payable with respect to the Class F Shares as of, or subsequent to, the date in (B) through the date in (A), and (2) losses, if any, associated with redemptions of Class F Shares from the date in (B) through the date in (A).

(3)           “Makeup Amount” shall mean the amount by which (a) losses attributable to the Class F Shares from the later of (i) the date of this Agreement and (ii) the date as of which the Company was last required to pay a Performance Fee through the close of a Measurement Period (on account of decreases in the Net Asset Value and any Management Fees paid), exceed (b) gains over the same period (on account of increases in Net Asset Value) attributable to the Class F Shares.  If any Class F Shares are redeemed, the Makeup Amount will be reduced in proportion to the amount redeemed relative to the Net Asset Value as of the date of redemption (prior to giving effect to such redemption).

(4)           “Measurement Period” shall mean, in the case of the first Measurement Period, the period beginning on the date hereof and ending on the last day of the same calendar quarter, and in the case of subsequent Measurement Periods, beginning with the first day of the calendar quarter following the immediately preceding Measurement Period and ending on the last day of that calendar quarter; provided, that in the case of Class F Shares redeemed, the Measurement Period with respect to those Class F Shares shall end on the applicable redemption date; and provided further, that in the event the Company or this Agreement is terminated, the final Measurement Period shall end on the date of such termination.

(5)           For the avoidance of doubt, Performance Fees will be paid on a peak-to-peak basis (and will take into account both realized and unrealized profits and losses) and thus will not be paid after a quarter in which the Class F Shares experience net trading losses until such losses (excluding losses from redeemed shares) are recouped and additional appreciation is achieved.

(6)           If any redemption of Class F Shares occurs as of any date which is not the end of a fiscal quarter, to the extent that as of such date Investment Profits have been achieved, the Portfolio Manager will receive a Performance Fee thereon as if such redemption occurred as of the end of a fiscal quarter.

(7)           Once earned, Performance Fees are non-refundable and shall not be affected by any subsequent losses.

(e)           Effect of Termination.  In the event of the termination of this Agreement, the Management Fee and Performance Fee shall be computed by treating the effective date of termination as if it were the last day of the applicable period for payment of the fee.

(f)           Expenses.  All expenses incurred directly or indirectly in connection with the transactions effected or investments held on behalf of the Company pursuant to the Portfolio Manager’s exercise of its duties hereunder shall be paid or reimbursed by the Company.  The Portfolio Manager will be responsible for and bear all of its overhead expenses in managing the Company including rent, salaries and related expenses.  The Company will pay its own operating, legal, accounting and auditing fees as incurred and any extraordinary expenses.

8.           Term and Termination.

(a)           Term. The term of this Agreement shall commence as of the date hereof and shall continue until terminated in accordance with this Section 8.

(b)           Automatic Termination.  This Agreement shall terminate automatically in the event that the Company is dissolved and wound-up in accordance with the Company’s Articles of Association or all of the Assets are liquidated and the proceeds thereof distributed by the Company to its shareholders following payment to the Portfolio Manager of all amounts due hereunder.

(c)           Optional Termination Right of the Company or the Portfolio Manager.  Either the Company or the Portfolio Manager may terminate this Agreement immediately in the event of the bankruptcy or insolvency of either Party hereto.  Additionally, the Company may terminate this Agreement for cause upon at least 60 days’ notice to the Portfolio Manager.  For purposes of this Section 8(c), “cause” means the Portfolio Manager’s willful malfeasance, gross negligence or fraud.

9.           Standard of Liability and Indemnity.

(a)           Neither the Portfolio Manager nor any of its affiliates nor any of its or their members, partners, officers, directors, managers, employees or shareholders or any of their respective successors and assigns (collectively, the “Portfolio Manager Parties”) shall be liable, responsible or accountable in damages or otherwise to the Company or its successors, assignees or transferees, or to third parties for any act or omission performed or omitted by them on behalf of the Company and in a manner reasonably believed by them to be within the scope of the authority granted to them by this Agreement or for any costs, damages or liabilities arising therefrom or by law, unless that act or omission constitutes a breach of fiduciary obligations, fraud or willful misconduct by the Portfolio Manager (the “Portfolio Manager Bad Acts”).  Neither the Portfolio Manager nor any of the Portfolio Manager Parties shall have any liability to the Company for any losses suffered due to the action or inaction of any agent or representative retained by the Portfolio Manager, provided that such person was selected by the Portfolio Manager with reasonable care irrespective of the reason for the loss.  The Portfolio Manager and the Portfolio Manager Parties may consult with counsel and accountants in respect of the Company’s affairs and be fully protected and justified in any action or inaction which is taken in good faith and in accordance with the information, reports, statements, advice or opinion provided by such counsel and/or accountants, provided that they were selected with reasonable care and the matter consulted is reasonably believed by such persons to be within such counsel’s or accountants’ professional or expert competence.  All investment and trading activity with respect to the Assets shall be for the account and risk of the Company and, except as otherwise provided herein, neither the Portfolio Manager nor any Portfolio Manager Party shall incur any liability for investment or trading profits or losses resulting therefrom, or any expenses related thereto.

(b)           Neither the Portfolio Manager nor any of the Portfolio Manager Parties shall be liable to the Company or any of its shareholders, their managers, members, officers, directors, employees, shareholders or other applicable representatives or to third parties for any taxes assessed upon or payable by any of them wheresoever the same may be assessed or imposed, whether directly or indirectly.

(c)           Notwithstanding any of the foregoing to the contrary, the provisions of this Section 9 shall not be construed so as to relieve (or attempt to relieve) the Portfolio Manager of any liability to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Section 9 to the fullest extent permitted by law.

(d)           Company Agreement to Indemnify.

(i)           The Company shall indemnify, hold harmless, and defend the Portfolio Manager and the Portfolio Manager Parties from and against any loss, liability, claim, demand, damage, cost, and expense (including reasonable attorneys’ and accountants’ fees and expenses) (collectively, “Losses”), to which an indemnified party may become subject in respect of the Company (including in connection with the defense or settlement of claims and in connection with any administrative proceedings), arising out of or based upon this Agreement or the Portfolio Manager’s activities on behalf of the Company; provided that such Losses did not arise from the Portfolio Manager’s Bad Acts.

(ii)           Reasonable and necessary expenses incurred by an indemnified party under this Section 9(b) in defending a threatened or asserted claim or a threatened or pending action shall be paid by the indemnifying party in advance of final disposition or settlement of such matter, if and to the extent that the person on whose behalf such expenses are paid shall agree in writing to reimburse the indemnifying party in the event indemnification is not permitted hereunder upon final disposition or settlement.

(e)           Indemnity Procedure.  Promptly after receipt by an indemnified party under Section 9(d) or (e) of notice of the commencement of an action or claim to which either such Section may apply, the indemnified party shall notify the indemnifying party in writing of the commencement of such action or claim if a claim for indemnification in respect of such action or claim may be made against the indemnifying party under either such Section; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which the indemnifying party may have to the indemnified party under either such Section (except where such omission shall have materially prejudiced the indemnifying party) or otherwise.  In case any such action or claim shall be brought against an indemnified party and the indemnified party shall notify the indemnifying party of the commencement of such action or claim, the indemnifying party shall be entitled to participate in such action or claim and, to the extent that the indemnifying party may desire, to assume the defense of such action or claim with counsel selected by the indemnifying party and approved by the indemnified party.  After notice from the indemnifying party to the indemnified party of the indemnifying party’s election so to assume the defense of such action or claim, the indemnifying party shall not be liable to the indemnified party for any legal, accounting, and other fees and expenses subsequently incurred by the indemnified party in connection with the defense of such action or claim other than reasonable costs of investigation.

Notwithstanding any provision of this Section 9(e) to the contrary, if in any action or claim as to which indemnity is or may be available an indemnified party shall determine that its interests are or may be adverse, in whole or in part, to the interests of the indemnifying party or that there may be legal defenses available to the indemnified party which are or may be different from, in addition to, or inconsistent with the defenses available to the indemnifying party, the indemnified party may retain its own counsel in connection with such action or claim, in which case the indemnified party shall be responsible for any legal, accounting, and other fees and expenses reasonably incurred by or on behalf of it in connection with investigating or defending such action or claim.  In no event shall an indemnifying party be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or claim or in connection with separate but similar or related actions or claims in the same jurisdiction arising out of the same general allegations.  An indemnifying party shall not be liable for a settlement of any such action or claim effected without its written consent, but if any such action or claim shall be settled with the written consent of an indemnifying party or if there shall be a final judgment for the plaintiff in any such action or claim, the indemnifying party shall indemnify, hold harmless, and defend an indemnified party from and against any loss, liability, or expense in accordance with this Section 9 by reason of such settlement or judgment.

10.           Representations and Warranties.

(a)           Of the Portfolio Manager.  The Portfolio Manager hereby represents and warrants to the Company as follows:

(i)           The Portfolio Manager has full power and authority and is permitted by applicable law to enter into and carry out its obligations under this Agreement and to conduct its business as described in this Agreement.

(ii)           The performance of the obligations under this Agreement by the Portfolio Manager will not conflict with, violate the terms of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement, management or advisory agreement, or other agreement or instrument to which the Portfolio Manager or its employees or affiliates is a party or by which any such person is bound or to which any of the property or assets of any such person is subject, or any order, rule, law, regulation, or other legal requirement applicable to any such person or to the property or assets of any such person.

(iii)           The Portfolio Manager has complied and will continue to comply with all laws, rules, and regulations having application to its business, properties, and assets.  There are no actions, suits, proceedings, or investigations pending or threatened in writing against the Portfolio Manager or its principals, at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, any self-regulatory organization, or any exchange that might be material to an investor investing in the Company.

(iv)           The Portfolio Manager is duly organized and validly existing under the laws of the state of its organization.

(v)           The foregoing representations and warranties shall be continuing during the term of this Agreement and if at any time any event shall occur which could make any of the foregoing materially incomplete or inaccurate, the Portfolio Manager promptly shall notify the Company of the occurrence of such event.

(b)           Of the Company.  The Company hereby represents and warrants to the Portfolio Manager as follows:

(i)           The Company has full power and authority and is permitted by applicable law to enter into and carry out its obligations under this Agreement and to own its properties and conduct its business as described in this Agreement.

(ii)           The performance of the obligations under this Agreement by the Company will not conflict with, violate the terms of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement, management or advisory agreement, or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, or any order, rule, law, regulation, or other legal requirement applicable to the Company or to the property or assets of the Company.

(iii)           The Company has all required governmental and regulatory registrations and memberships necessary to carry out its obligations under this Agreement.

(iv)           The Company has complied and will continue to comply with all laws, rules, and regulations having application to its business, properties, and assets.  There are no actions, suits, proceedings, or investigations pending or threatened in writing against the Company, at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, any self-regulatory organization, or any exchange.

(v)           The Company is duly organized and validly existing under the laws of the Cayman Islands.

(vi)           The foregoing representations and warranties shall be continuing during the term of this Agreement and if at any time any event shall occur which could make any of the foregoing incomplete or inaccurate, the Company shall promptly notify the Portfolio Manager of the occurrence of such event.

11.           Confidential Information.

The Company acknowledges and agrees that during the course of the Portfolio Manager’s association with the Company, the Company may receive and have access to certain information, data, notes, analyses, records and materials of the Portfolio Manager, including, without limitation, information concerning the business affairs, portfolios and investment strategies of the Portfolio Manager, or its clients, the Portfolio Manager’s research, systems used by the Portfolio Manager or provided to clients for the purposes of investing, portfolio evaluation and monitoring, pricing and valuing interests in investment pools, securities and other financial products, and accounting back-office functions (the “Confidential Information”).  The Company shall not disclose, copy or permit the disclosure of the Confidential Information to third parties, including without limitation to its shareholders, without the Portfolio Manager’s prior written consent, except as required by law, a court of competent jurisdiction or any self-regulatory organization.  Immediately upon termination of this Agreement, the Company promptly shall return to the Portfolio Manager any and all Confidential Information, including all copies and reproductions thereof, in the Company’s possession and control or in the possession or control of any employee or agent of the Company.

The Parties agree that money damages would be an inadequate remedy for a breach of this Section 11 and in the event of a breach or threatened breach of this Section 11 by the Company, the Portfolio Manager or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, such provisions, without posting a bond or other security.

12.           Miscellaneous.

(a)           Independent Contractor.  The Portfolio Manager shall be deemed to be an independent contractor of the Company for purposes of this Agreement and, unless otherwise expressly provided herein or with the prior written authorization of the Company, the Portfolio Manager shall have no authority to act for or represent the Company, its affiliates, officers, directors or employees in any way and shall not otherwise be deemed to be an agent of the Company.  Nothing contained herein shall create or constitute the Portfolio Manager or the Company as members of any partnership, joint venture, association, syndicate, unincorporated business, or other separate entity, nor shall this Agreement be deemed to confer on any of them any express, implied, or apparent authority to incur any obligation or liability on behalf of any other, except as specifically set forth in this Agreement.

(b)           Entire Agreement.  This Agreement constitutes the entire agreement between the Parties with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding upon the Parties hereto with respect to the subject matter herein.

(c)           Assignment.  Neither Party to this Agreement may assign (within the meaning of the Investment Advisers Act of 1940, as amended) or delegate, by operation of law or otherwise, all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other Party to this Agreement.  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and the successors and permitted assigns of each of them, and no other person (except as otherwise provided herein) shall have any right or obligation under this Agreement.

(d)           Amendment; Waiver.  This Agreement shall not be amended or modified except by a writing signed by the Parties hereto.  No failure or delay on the part of either Party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  Any waiver granted hereunder must be in writing and shall be valid only in the specific instance in which given.

(e)           Severability.  If any provision of this Agreement, or the application of any provision to any person or circumstance, shall be held to be inconsistent with any present or future law, ruling, rule, or regulation of any court or governmental or regulatory authority having jurisdiction over the subject matter hereof, such provision shall be deemed to be rescinded or modified in accordance with such law, ruling, rule, or regulation, and the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it shall be held inconsistent, shall not be affected thereby.

(f)           Notices.  Any notice required or desired to be delivered under this Agreement shall be in writing and shall be delivered by courier service, postage prepaid mail, or facsimile and shall be effective upon actual receipt by the Party to which such notice shall be directed, addressed as follows (or to such other address as the Party entitled to notice shall hereafter designate in accordance with the terms hereof):

if to the Company:

[To Be Provided]

if to the Portfolio Manager:

Weston Capital Asset Management LLC
[address]
West Palm Beach, Florida
U.S.A.

in each case, with a copy to:

Fred M. Santo, Esq.
Katten Muchin Rosenman LLP
575 Madison Avenue
New York, New York 10022

(g)           Governing Law.  This Agreement shall be governed by and construed in accordance with the law of the State of New York, U.S.A., excluding choice of law and conflicts of law provisions thereof (other than Section 5-1401 and Section 5-1402 of the New York General Obligations Law).

(h)           Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York sitting in New York City, the courts of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. The Company hereby irrevocably designates, appoints and empowers ___________ (the “Process Agent”) as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding.  The Parties further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Party at its address set forth in this Agreement, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of either Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the other Party in any other jurisdiction. Each Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Each Party agrees, to the extent permitted by applicable law, that in any legal action or proceeding arising out of or in connection with this Agreement (the “Proceedings”) anywhere (whether for an injunction, specific performance, damages or otherwise), no sovereign immunity (to the extent that it may at any time exist) from those Proceedings, from attachment (whether in aid of execution, before judgment or otherwise), or from judgment shall be claimed by it or on its behalf or with respect to its property or assets.

(i)           Headings.  Headings to sections and subsections in this Agreement are for the convenience of the Parties only and are not intended to be a part of or to affect the meaning or interpretation hereof.

(j)           No Third Party Beneficiaries.  This Agreement is not intended and shall not convey any rights to any persons not party to this Agreement.

(k)           Survival.  Sections 5, 7, 8, 9, 11 and 12 shall survive the termination of this Agreement.

(l)           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned as of the day and year first written above.

WFM FUND LTD.

By:
Name:
Director

WESTON CAPITAL ASSET MANAGEMENT LLC

By:
Name:
Title: